Exhibit 99.1

For investors:
Mark H. Tubb, 205-745-2627
mark.tubb@walterenergy.com
or
For media:
Thomas F. Hoffman, 205-745-2612
tom.hoffman@walterenergy.com

For Immediate Release

Walter Energy Announces Fourth Quarter and Full-Year 2013 Results

Full-Year 2013 Highlights: Reduced Met Coal Cash Cost of Sales Per Ton by 14%; Increased Met Coal Tons Sold by 5%; Reduced SG&A Expenses by 25%

Fourth Quarter 2013 Highlights: Reduced Met Coal Cash Cost of Sales Per Ton by 21%; Increased Met Coal Tons Sold by 14%; Reduced SG&A Expenses by 30%

Liquidity Position at $587 Million

BIRMINGHAM, AL — Feb. 20, 2014 — Walter Energy Inc. (NYSE:WLT) (TSX:WLT), a leading, publicly traded “pure-play” producer of metallurgical (“met”) coal for the global steel industry, today announced results for the quarter and year ended December 31, 2013.

“Operationally, we finished the year with our mines performing well. Our fourth quarter results reflect the ongoing focus on improving safety, reducing costs and increasing productivity,” said Walt Scheller, Chief Executive Officer. “For the year, we achieved our cost reduction targets, lowering met coal cash cost of production per ton by more than 17 percent and reducing SG&A expenses to an annual run-rate of $80 million. We expect that these accomplishments will continue to yield benefits going forward, and we are focused on achieving further improvements in 2014.”

Full-Year 2013 Consolidated Financial Results

Walter Energy reported a net loss in 2013 of $359.0 million, or $5.74 per diluted share, compared with a net loss of $1.1 billion, or $16.96 per diluted share in 2012. Included in the Company’s financial results are non-cash charges totaling $144.6 million in 2013 and $19.2 million in 2012 for increases in the valuation allowance for certain of the Company’s deferred income tax assets. Excluding the valuation allowance charge, restructuring and asset impairment charges, gain on early extinguishment of debt and other items, the adjusted net loss for 2013 totaled $210.8 million, or $3.37 per diluted share. Results for 2012 included a non-cash goodwill impairment and restructuring charge of $1.1 billion, or $17.53 per share, primarily related to the 2011 acquisition of Western Coal. Excluding the goodwill impairment and restructuring charge, the valuation allowance and other items, adjusted net income for 2012 totaled $49.9 million, or $0.80 per diluted share.

Fourth Quarter 2013 Consolidated Financial Results

The Company reported a net loss of $174.3 million, or $2.79 per diluted share, for the fourth quarter of 2013, compared with a net loss of $71.0 million, or $1.13 per diluted share, for the fourth quarter of 2012. Fourth quarter 2013 results include a $140.2 million charge for an increase in the valuation allowance against deferred tax assets, as described above. Excluding the valuation allowance charge, restructuring and asset impairment charges and other items, the adjusted net loss for the fourth quarter of 2013 was $34.6 million, or $0.55 per diluted share, compared with an adjusted net loss of $51.2 million, or $0.82 per diluted share, in the fourth quarter 2012.

Consolidated revenues totaled $472.0 million as compared with $478.8 million in 2012, reflecting a 13.8% increase in met coal sales volume, more than offset by the impact of lower met coal prices, which declined an average of $14.26 per metric ton (“MT”) compared with the fourth quarter of 2012.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the quarter totaled $59.9 million. Excluding restructuring and asset impairment charges, foreign exchange gains and other items, adjusted EBITDA totaled $59.2 million. Fourth quarter 2012 adjusted EBITDA totaled $6.8 million. A reconciliation of Loss from continuing operations to EBITDA from continuing operations, EBITDA and adjusted EBITDA is provided in the Company’s “Reconciliation of Non-GAAP Financial Measures” included with this release.

Metallurgical Coal Sales Volume and Pricing

Fourth quarter 2013 met coal sales volume, including both hard coking coal (“HCC”) and low-volatility (“low-vol”) pulverized coal injection product (“PCI”), totaled 2.9 million metric tons (“MMTs”), an increase of 13.8% compared with 2012. HCC sales volume was 2.4 MMTs, an increase of 15.4% compared with 2012. Low-vol PCI sales volume totaled 0.5 MMTs, an increase of 7.5% compared with the prior-year comparable quarter.  Met coal sales volume in the fourth quarter 2013 increased to 85% of total coal sales volume compared with 79% in the prior-year comparable quarter.

The average selling price for HCC was $137.39 per MT, down from the fourth quarter of 2012 average pricing of $152.50 per MT. Low-vol PCI pricing averaged $118.63 per MT in fourth quarter 2013 compared with $127.83 per MT in the prior-year comparable quarter.

Metallurgical Coal Cash Cost of Sales

Met coal cash cost of sales for fourth quarter 2013 averaged $107.52 per MT, down 20.6% compared with 2012.

Metallurgical Coal Production

Met coal production increased 28.3% to 3.2 MMTs in the fourth quarter of 2013, compared with 2.5 MMTs in the prior-year period. Production improvements were driven by a significant increase in output from the Company’s Mine No. 4 in Alabama, along with higher volume at the Company’s Wolverine mine in Canada.

Met coal average cash cost of production was $68.02 per MT in the quarter, down 28.1% compared with the prior-year comparable quarter. The improvement in average cash cost of production per ton was primarily the result of continued favorable operating performance from the Company’s low and mid-vol mines in Alabama.

Other Expenses

SG&A expenses totaled $20.3 million in the quarter, compared with $28.9 million in the prior-year quarter. Fourth quarter 2013 SG&A expenses exclude $4.6 million of operations-related direct administrative charges included in cost of sales resulting from a 2013 change in accounting practice.

Interest expense for the quarter increased to $64.6 million compared with $49.6 million in 2012, primarily driven by an increase in the amount of our long-term debt and higher interest rates.

Capital Expenditures

The Company’s capital expenditures totaled $45.2 million in the fourth quarter of 2013, compared with $60.2 million in the fourth quarter of 2012. Capital expenditures for the full-year 2013 totaled $153.9 million compared with $391.5 million for 2012. Lower capital spending in 2013 reflects the Company’s continued focus on disciplined capital spending in light of current market conditions.

Liquidity

Available liquidity was $587.3 million at December 31, 2013, consisting of cash and cash equivalents of $260.8 million plus $326.5 million of availability under the Company’s $375.0 million revolving credit facility, net of outstanding letters of credit of $48.5 million.

Safety and Stewardship Highlights

Walter Energy improved safety performance in 2013. In addition, several mine rescue teams and individuals in the Company’s U.S. operations won national recognition at the National Mine Rescue and First Aid contest. The Company also had an employee inducted into the National Mine Rescue Hall of Fame.

Use of Non-GAAP Measures

This release contains the use of certain U.S. non-GAAP (Generally Accepted Accounting Principles) measures. These non-GAAP measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP measures provide additional insights into the performance of the Company, and they reflect how management analyzes Company performance and compares that performance against other companies. In addition, some investors use these measures to compare the Company against other companies and to help analyze the Company’s ability to satisfy principal and interest obligations and capital expenditure needs.  Management also believes that these non-GAAP measures present a useful measure of the Company’s ability to incur and service debt based on ongoing operations. These non-GAAP measures may not be comparable to other similarly titled measures used by other entities. A reconciliation of non-GAAP to GAAP measures is provided in the financial section of this release.

Conference Call Webcast

The Company will hold a webcast to discuss its fourth quarter 2013 results today, Feb. 20, 2014, at 10:00 a.m. ET. To listen to the live event, visit www.walterenergy.com.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 3,600 employees, with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting Walter Energy and are subject to various risks, uncertainties and factors relating to Walter Energy’s operations and business environment, all of which are difficult to predict and many of which are beyond Walter Energy’s control, which could cause Walter Energy’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from Walter Energy’s forward-looking statements: unfavorable economic, financial and business conditions; a substantial or extended decline in pricing, demand, and other factors beyond Walter Energy’s control; failure of Walter Energy’s customers to honor or renew contracts; Walter Energy’s ability to collect payments from its customers; inherent risks in coal mining that are beyond Walter Energy’s control; title defects preventing us from (or resulting in additional costs for) mining Walter Energy’s mineral interests; concentration of Walter Energy’s mining operations in a limited number of areas; a significant reduction of or loss of purchases by Walter Energy’s largest customers; unavailability or uneconomical transportation for Walter Energy’s coal; significant competition and foreign currency fluctuation; significant cost increases and fluctuations, and delay in the delivery of raw materials, mining equipment and purchased components; work stoppages, labor shortages and other labor relations matters; Walter Energy’s ability to hire and retain a skilled labor force; risks associated with Walter Energy’s reclamation and mine closure obligations; inaccuracies in

Walter Energy’s estimates of coal reserves; Walter Energy’s ability to develop or acquire coal reserves in an economically feasible manner; challenges to Walter Energy’s licenses, permits and other authorizations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks associated with environmental, health and safety laws and regulations; risks associated with federal, state and provincial regulatory agencies’ authority to order temporary or permanent closure of Walter Energy’s mines; increased focus by regulatory authorities on the effects of surface coal mining on the environment; risks related to climate change concerns; risks related to Walter Energy’s operations’ impact on the environment; risks related to Walter Energy’s indebtedness; Walter Energy’s ability to generate cash for its financial obligations, to refinance its indebtedness or to obtain additional financing; Walter Energy’s ability to incur additional indebtedness; restrictions in Walter Energy’s existing and future debt agreements; events beyond Walter Energy’s control may result in an event of default under one or more of its debt instruments; downgrades in Walter Energy’s credit ratings; failure to obtain or renew surety bonds on acceptable terms could affect Walter Energy’s ability to secure reclamation and coal lease obligations; costs associated with Walter Energy’s pension and benefits, including post-retirement benefits; costs associated with Walter Energy’s workers’ compensation and certain medical and disability benefits; adverse rulings in current or future litigation; Walter Energy’s ability to attract and retain key personnel; Walter Energy’s ability to identify or integrate suitable acquisition candidates to promote growth; volatility in the price of Walter Energy’s common stock; Walter Energy’s ability to pay regular dividends to stockholders; Walter Energy’s exposure to indemnification obligations; risks associated with terrorist attacks and threats and escalation of military activity in response to such attacks; risks associated with cyber-attacks or other security breaches; and other risks and uncertainties including those described in Walter Energy’s filings with the SEC. Forward-looking statements made by Walter Energy in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in Walter Energy’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on Walter Energy’s website at www.walterenergy.com and on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Walter Energy to predict these events or how they may affect it or its anticipated results. Walter Energy has no duty to, and does not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

($ in thousands, except per share and share amounts)

Unaudited

	For the three months		For the years ended
	ended December 31,		ended December 31,
	2013	2012	2013	2012
Revenues:
Sales	$462,999	$473,347	$1,836,343	$2,381,760
Miscellaneous income	8,997	5,437	24,288	18,135
	471,996	478,784	1,860,631	2,399,895

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	374,444	430,608	1,558,305	1,796,991
Depreciation and depletion	79,018	92,720	311,514	316,232
Selling, general and administrative	20,318	28,889	99,994	133,467
Postretirement benefits	14,743	13,213	58,900	52,852
Restructuring and asset impairment (1)	1,184	6,764	2,883	1,113,479
	489,707	572,194	2,031,596	3,413,021

Operating loss	(17,711)	(93,410)	(170,965)	(1,013,126)
Interest expense (2)	(64,563)	(49,640)	(233,854)	(139,356)
Interest income	294	73	1,103	804
Other income (loss), net (3)	(1,402)	774	2,875	(13,081)
Loss from continuing operations before income tax expense (benefit)	(83,382)	(142,203)	(400,841)	(1,164,759)
Income tax expense (benefit) (4)	90,961	(71,232)	(41,838)	(99,204)
Loss from continuing operations	(174,343)	(70,971)	(359,003)	(1,065,555)
Income from discontinued operations	—	—	—	5,180
Net loss	$(174,343)	$(70,971)	$(359,003)	$(1,060,375)

Basic and diluted income (loss) per share:
Loss from continuing operations	$(2.79)	$(1.13)	$(5.74)	$(17.04)
Income from discontinued operations	—	—	—	0.08
Net loss	$(2.79)	$(1.13)	$(5.74)	$(16.96)

Weighted average number of basic and diluted shares outstanding (5)	62,577,145	62,577,184	62,563,870	62,536,239

Comprehensive loss	$(78,492)	$(123,331)	$(250,411)	$(1,101,749)

(1)         The three and twelve months ended December 31, 2013 include restructuring and asset impairment charges in connection with the closure and curtailment of certain mine operations. The three and twelve months ended December 31, 2012 includes a goodwill impairment charge and an impairment charge associated with the abandonment of a natural gas exploration project.

(2)         Interest expense for the year ended December 31, 2013 reflects increases in interest rates on our outstanding debt obligations due to the amendments to the 2011 Credit Agreement, increases in interest associated with the issuance of high yield notes in late 2012 and throughout 2013 and accelerated amortization of debt issuance costs associated with Term Loans A and B debt prepayments.

(3)         Other income (loss) for the year ended December 31, 2013 includes a $4.3 million gain recognized in the third quarter upon the prepayment of $250.0 million of Term Loan A debt using proceeds from the issuance of 9.5% senior secured notes offset by a current quarter $1.3 million impairment of an investment.  The year ended December 31, 2012 included losses on the sale and remeasurement to fair value of equity investments.

(4)         The income tax expense (benefit) for the three and twelve months ended December 31, 2013 includes charges of $140.2 million and $144.6 million, respectively, to increase the deferred income tax assets valuation allowance.  The 2013 income tax benefit also includes charges for the effects of changes to statutory tax rates within the various geographic regions in which we operate, inclusive of their effects on deferred income taxes.

(5)         In periods of net loss, the number of shares used to calculate diluted earnings per share is the same as that used to calculate basic earnings per share.

WALTER ENERGY, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in thousands)

Unaudited

	For the three months		For the years ended
	ended December 31,		ended December 31,
	2013	2012	2013	2012

REVENUES:
U.S. Operations	$333,805	$325,837	$1,331,308	$1,728,363
Canadian and U.K. Operations	137,305	152,412	527,989	668,313
Other	886	535	1,334	3,219
Revenues	$471,996	$478,784	$1,860,631	$2,399,895

OPERATING INCOME (LOSS) BEFORE IMPAIRMENTS AND RESTRUCTURING CHARGES:
U.S. Operations	$37,187	$(3,302)	$50,608	$302,977
Canadian and U.K. Operations	(46,574)	(76,903)	(199,063)	(159,393)
Other	(7,140)	(6,441)	(19,627)	(43,231)
Operating income (loss) before impairment and restructuring charges	$(16,527)	$(86,646)	$(168,082)	$100,353

OPERATING INCOME (LOSS):
U.S. Operations	$36,003	$(3,302)	$58,371	$188,696
Canadian and U.K. Operations	(46,574)	(83,667)	(209,709)	(1,158,591)
Other	(7,140)	(6,441)	(19,627)	(43,231)
Operating loss	$(17,711)	$(93,410)	$(170,965)	$(1,013,126)

DEPRECIATION AND DEPLETION:
U.S. Operations	$35,946	$42,505	$167,668	$173,140
Canadian and U.K. Operations	42,461	49,737	141,696	141,713
Other	611	478	2,150	1,379
Depreciation and depletion	$79,018	$92,720	$311,514	$316,232

CAPITAL EXPENDITURES:
U.S. Operations	$42,462	$40,902	$133,407	$162,535
Canadian and U.K. Operations	1,919	18,807	18,331	224,583
Other	780	463	2,158	4,394
Capital expenditures	$45,161	$60,172	$153,896	$391,512

WALTER ENERGY, INC. AND SUBSIDIAIRES

QUARTERLY SUPPLEMENTAL FINANCIAL DATA

(Ton information in 000’s metric tons and dollars in USD)

Unaudited

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	U.S. Operations	Canadian and U.K. Operations	Total	U.S. Operations	Canadian and U.K. Operations	Total
Total Metallurgical
Sales Metric Tons	1,864	1,034	2,898	1,506	1,040	2,546
Production Metric Tons	2,164	998	3,163	1,542	924	2,466
Average Net Selling Price	$138.67	$126.29	$134.25	$153.64	$141.07	$148.51
Average Cash Cost of Sales per Ton (1)(2)	$93.63	$132.55	$107.52	$118.05	$160.50	$135.39
Average Cash Cost of Production per Ton (1)	$60.40	$84.54	$68.02	$86.62	$107.84	$94.57

Low Vol Hard Coking
Sales Metric Tons	1,000	45	1,045	828	4	832
Production Metric Tons	1,228	—	1,228	998	50	1,048
Average Net Selling Price	$143.76	$145.05	$143.81	$162.39	$210.40	$162.63
Average Cash Cost of Sales per Ton (1)(2)	$90.28	$130.10	$91.92	$98.86	$—	$111.30
Average Cash Cost of Production per Ton (1)	$58.63	$139.65	$58.67	$70.21	$146.93	$73.89

Mid Vol Hard Coking
Sales Metric Tons	755	443	1,198	467	528	995
Production Metric Tons	789	558	1,347	358	398	756
Average Net Selling Price	$133.54	$133.80	$133.64	$143.43	$153.28	$148.65
Average Cash Cost of Sales per Ton (1)(2)	$98.17	$139.57	$113.47	$143.22	$120.10	$130.97
Average Cash Cost of Production per Ton (1)	$59.60	$85.60	$70.37	$122.47	$82.99	$101.70

High Vol Hard Coking
Sales Metric Tons	109	—	109	211	—	211
Production Metric Tons	148	—	148	186	—	186
Average Net Selling Price	$117.12	$—	$117.12	$130.67	$—	$130.67
Average Cash Cost of Sales per Ton (1)(2)	$111.87	$—	$111.87	$139.10	$—	$139.10
Average Cash Cost of Production per Ton (1)	$79.37	$—	$79.37	$105.48	$—	$105.48

Low Vol PCI
Sales Metric Tons	—	546	546	—	508	508
Production Metric Tons	—	440	440	—	476	476
Average Net Selling Price	$—	$118.63	$118.63	$—	$127.83	$127.83
Average Cash Cost of Sales per Ton (1)(2)	$—	$127.07	$127.07	$—	$181.38	$181.38
Average Cash Cost of Production per Ton (1)	$—	$83.14	$83.14	$—	$124.50	$124.50

Thermal
Sales Metric Tons	494	6	500	655	9	664
Production Metric Tons	454	16	471	552	7	559
Average Net Selling Price	$59.50	$96.38	$59.92	$64.33	$124.44	$65.14
Average Cash Cost of Sales per Ton (1)(2)	$52.32	$320.77	$55.36	$55.83	$70.31	$56.03
Average Cash Cost of Production per Ton (1)	$41.20	$121.98	$44.01	$64.99	$—	$64.17

(1)                   Average Cash Cost of Sales per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost of Production per Ton is based on period costs of mining and includes items such as manpower, fuel and other similar production items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Average Cash Cost per Ton is a useful measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Average Cash Cost of Sales per Ton may not be comparable to similarly titled measures used by other companies.

(2)                   Reconciliation of Cash Cost of Sales per Ton to Cost of Sales as disclosed (in thousands USD):

	Three Months Ended December 31,
	2013	2012
Cash Cost of Sales as calculated from above (sales tons times average cash cost per ton)	$339,273	$381,907
Cash Cost of other products	35,171	48,701
Total Cost of Sales	$374,444	$430,608

WALTER ENERGY, INC. AND SUBSIDIAIRES

ANNUAL SUPPLEMENTAL FINANCIAL DATA

(Ton information in 000’s metric tons and dollars in USD)

Unaudited

	Twelve Months Ended December 31, 2013			Twelve Months Ended December 31, 2012
	U.S. Operations	Canadian and U.K. Operations	Total	U.S. Operations	Canadian and U.K. Operations	Total
Total Metallurgical
Sales Metric Tons	7,143	3,796	10,939	6,705	3,673	10,378
Production Metric Tons	8,041	3,600	11,641	6,956	4,530	11,487
Average Net Selling Price	$144.89	$135.93	$141.78	$191.87	$179.36	$187.44
Average Cash Cost of Sales per Ton (1)(2)	$102.36	$143.06	$116.48	$113.63	$173.11	$134.68
Average Cash Cost of Production per Ton (1)	$66.94	$103.00	$78.09	$78.86	$119.64	$94.94

Low Vol Hard Coking
Sales Metric Tons	4,264	187	4,451	3,874	51	3,925
Production Metric Tons	4,904	102	5,006	4,322	215	4,537
Average Net Selling Price	$150.86	$139.99	$150.43	$206.60	$240.53	$207.02
Average Cash Cost of Sales per Ton (1)(2)	$96.52	$187.54	$100.17	$101.31	$524.47	$106.56
Average Cash Cost of Production per Ton (1)	$59.83	$154.33	$61.75	$65.03	$184.67	$70.71

Mid Vol Hard Coking
Sales Metric Tons	2,226	1,653	3,880	1,828	1,611	3,439
Production Metric Tons	2,379	1,637	4,016	1,727	1,824	3,550
Average Net Selling Price	$141.64	$144.96	$143.05	$186.36	$201.59	$193.47
Average Cash Cost of Sales per Ton (1)(2)	$115.27	$149.51	$129.86	$140.30	$130.55	$135.75
Average Cash Cost of Production per Ton (1)	$77.99	$113.04	$92.27	$102.74	$89.55	$95.96

High Vol Hard Coking
Sales Metric Tons	653	—	653	1,003	—	1,003
Production Metric Tons	758	—	758	908	—	908
Average Net Selling Price	$112.20	$—	$112.20	$139.66	$—	$139.66
Average Cash Cost of Sales per Ton (1)(2)	$110.96	$—	$110.96	$127.88	$—	$127.88
Average Cash Cost of Production per Ton (1)	$78.28	$—	$78.28	$99.29	$—	$99.29

Low Vol PCI
Sales Metric Tons	—	1,955	1,955	—	2,011	2,011
Production Metric Tons	—	1,861	1,861	—	2,491	2,491
Average Net Selling Price	$—	$127.91	$127.91	$—	$160.00	$160.00
Average Cash Cost of Sales per Ton (1)(2)	$—	$133.34	$133.34	$—	$198.28	$198.28
Average Cash Cost of Production per Ton (1)	$—	$91.36	$91.36	$—	$136.04	$136.04

Thermal
Sales Metric Tons	1,722	22	1,743	3,235	63	3,298
Production Metric Tons	1,916	70	1,986	3,081	63	3,144
Average Net Selling Price	$63.80	$90.50	$64.13	$67.79	$122.71	$68.83
Average Cash Cost of Sales per Ton (1)(2)	$68.23	$390.24	$72.21	$63.81	$106.24	$64.62
Average Cash Cost of Production per Ton (1)	$51.75	$98.34	$53.40	$58.99	$—	$57.82

(1)         Average Cash Cost of Sales per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost of Production per Ton is based on period costs of mining and includes items such as manpower, fuel and other similar production items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Average Cash Cost per Ton is a useful measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Average Cash Cost of Sales per Ton may not be comparable to similarly titled measures used by other companies.

(2)         Reconciliation of Cash Cost of Sales per Ton to Cost of Sales as disclosed (in thousands USD):

	Twelve Months Ended December 31,
	2013	2012
Cash Cost of Sales as calculated from above (sales tons times average cash cost per ton)	$1,400,037	$1,610,826
Cash Cost of other products	158,268	186,165
Total Cost of Sales	$1,558,305	$1,796,991

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

Unaudited

	December 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$260,818	$116,601
Receivables, net	281,763	256,967
Inventories	312,647	306,018
Deferred income taxes	37,067	58,526
Prepaid expenses	39,022	53,776
Other current assets	18,031	23,928
Total current assets	949,348	815,816
Mineral interests, net	2,905,002	2,965,557
Property, plant and equipment, net	1,637,552	1,732,131
Deferred income taxes	—	160,422
Other long-term assets	98,958	94,494
TOTAL ASSETS	$5,590,860	$5,768,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$9,210	$18,793
Accounts payable	92,712	114,913
Accrued expenses	133,870	184,875
Accumulated postretirement benefits obligation	30,036	29,200
Other current liabilities	214,073	206,473
Total current liabilities	479,901	554,254
Long-term debt	2,769,622	2,397,372
Deferred income taxes	822,867	921,687
Accumulated postretirement benefits obligation	570,712	633,264
Other long-term liabilities	195,064	251,272
TOTAL LIABILITIES	4,838,166	4,757,849
STOCKHOLDERS’ EQUITY	752,694	1,010,571
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,590,860	$5,768,420

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES
IN STOCKHOLDERS’ EQUITY

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013

($ in thousands, except per share amounts)

Unaudited

					Accumulated
			Capital in		Other
		Common	Excess of	Accumulated	Comprehensive
	Total	Stock	Par Value	Deficit	Loss

Balance at December 31, 2012	$1,010,571	$625	$1,628,244	$(347,448)	$(270,850)

Net loss	(359,003)			(359,003)
Other comprehensive income, net of tax (1)	108,592				108,592
Stock issued upon the exercise of stock options	279	1	278
Dividends paid, $0.27 per share (2)	(16,889)		(24,703)	7,814
Stock-based compensation	10,154		10,154
Tax effect from stock-based compensation arrangements	(717)		(717)
Other	(293)	—	—	(293)
Balance at December 31, 2013	$752,694	$626	$1,613,256	$(698,930)	$(162,258)

(1)         Other comprehensive income, net of tax, is comprised of a change in pension and postretirement benefit plans of $100.9 million (net of tax of $60.0 million), change in unrealized loss on hedges of $2.5 million (net of tax of $1.5 million), change in foreign currency translation adjustment of $6.1 million and a change in unrealized gain on investments of ($897) thousand.

(2)         An adjustment of $7.8 million was made to Capital in Excess of Par Value in the first quarter of 2013 to correct the classification of the dividend declared in the fourth quarter of 2012. Also, on July 23, 2013, the Company announced that its Board of Directors determined to reduce its regular quarterly dividend to $0.01 per share from the previous quarterly dividend of $0.125 per share.

WALTER ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Unaudited

RECONCILIATION OF EBITDA FROM CONTINUING OPERATIONS, EBITDA AND ADJUSTED EBITDA TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months		For the years ended
	ended December 31,		ended December 31,
($ in thousands)	2013	2012	2013	2012

Loss from continuing operations	$(174,343)	$(70,971)	$(359,003)	$(1,065,555)
Interest expense	64,563	49,640	233,854	139,356
Interest income	(294)	(73)	(1,103)	(804)
Income tax expense (benefit)	90,961	(71,232)	(41,838)	(99,204)
Depreciation and depletion expense	79,018	92,720	311,514	316,232
Earnings from continuing operations before interest, income taxes, and depreciation and depletion (EBITDA from continuing operations) (1)	59,905	84	143,424	(709,975)
Pretax income from discontinued operations	—	—	—	8,282
Earnings before interest, income taxes, and depreciation and depletion (EBITDA) (2)	59,905	84	143,424	(701,693)
Restructuring and asset impairment	1,184	6,764	2,883	1,113,479
Loss on investment	1,336	—	1,336	—
Other items, including proxy contest expenses and foreign currency adjustments	(3,221)	—	5,866	—
Gain on early extinguishment of debt	—	—	(4,293)	—
Adjusted EBITDA (3)	$59,204	$6,848	$149,216	$411,786

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months		For the years ended
	ended December 31,		ended December 31,
($ in thousands)	2013	2012	2013	2012

Net loss	$(174,343)	$(70,971)	$(359,003)	$(1,060,375)
Income from discontinued operations, net of tax	—	—	—	(5,180)
Restructuring and asset impairment, net of tax	733	4,532	2,063	1,096,277
Loss on investment, net of tax	827	—	827	—
Other items, including proxy contest expenses and foreign currency adjustments, net of tax	(2,076)	—	3,369	—
Gain on early extinguishment of debt, net of tax	—	—	(2,657)	—
Discrete income tax charge from valuation allowance adjustments	140,218	15,220	144,619	19,189
Adjusted net income (loss) (4)	$(34,641)	$(51,219)	$(210,782)	$49,911

Weighted average number of diluted shares outstanding	62,577,145	62,577,184	62,563,870	62,536,239

Adjusted diluted income (loss) per share:	$(0.55)	$(0.82)	$(3.37)	$0.80

(1)         EBITDA from continuing operations is defined as earnings excluding discontinued operations before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA from continuing operations is a financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA from continuing operations is a useful measure as some investors and analysts use EBITDA from continuing operations to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA from continuing operations may not be comparable to similarly titled measures used by other companies.

(2)         EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA is a financial measure which is not calculated in conformity with GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA is a useful measure as some investors and analysts use EBITDA to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA may not be comparable to similarly titled measures used by other companies.

(3)         Adjusted EBITDA is defined as EBITDA further adjusted to exclude net restructuring charges, asset impairments, loss on investment, other items including proxy contest expenses and foreign currency adjustments and gain on early extinguishment of debt.  Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition.  Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under GAAP.  We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations.  Furthermore, analogous measures are used by industry analysts to evaluate our operating performance.  Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

(4)         Adjusted net income (loss) is defined as net loss excluding income from discontinued operations, net restructuring charges, asset impairments, loss on investment, other items including proxy contest expenses and foreign currency adjustments, gain on early extinguishment of debt, and discrete income tax charges from valuation allowance adjustments, net of tax.  Adjusted net income (loss) is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted net income (loss) are significant to a reader in understanding and assessing our results of operations.  Therefore, Adjusted net income (loss) should not be considered in isolation, nor as an alternative to net income (loss) under generally accepted accounting principles.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Unaudited

	For the years ended December 31,
	2013	2012
OPERATING ACTIVITIES
Net loss	$(359,003)	$(1,060,375)
Less income from discontinued operations	—	(5,180)
Loss from continuing operations	(359,003)	(1,065,555)

Adjustments to reconcile net loss from continuing operations to net cash flows provided by (used in) operating activities:

Depreciation and depletion	311,514	316,232
Deferred income tax expense (benefit)	16,518	(132,220)
Impairment Charges	—	1,107,512
Amortization of debt issuance costs	29,885	22,606
Other	(2,425)	(59,407)

Decrease (increase) in current assets:
Receivables	(24,918)	44,378
Inventories	3,599	(62,630)
Prepaid expenses and other current assets	13,775	11,702

Increase (decrease) in current liabilities:
Accounts payable	(4,117)	34,594
Accrued interest	11,129	7,253
Accrued expenses and other current liabilities	(23,033)	105,442
Cash flows provided by (used in) operating activities	(27,076)	329,907

INVESTING ACTIVITIES
Additions to property, plant and equipment	(153,896)	(391,512)
Proceeds from sales of investments	1,559	13,239
Other	1,824	898
Cash flows used in investing activities	(150,513)	(377,375)

FINANCING ACTIVITIES
Proceeds from issuance of debt	897,412	496,510
Borrowings under revolving credit agreement	764,332	510,650
Repayments on revolving credit agreement	(764,332)	(519,453)
Retirements of debt	(515,195)	(392,851)
Dividends paid	(16,889)	(31,246)
Net consideration paid upon exercise of warrants	—	(11,535)
Debt issuance costs	(41,588)	(24,532)
Other	(731)	(388)
Cash flows provided by financing activities	323,009	27,155
Cash flows provided by (used in) continuing operations	145,420	(20,313)

CASH FLOWS FROM DISCONTINUED OPERATIONS	—	9,500

EFFECT OF FOREIGN EXCHANGE RATES ON CASH	(1,203)	(1,016)

Net increase (decrease) in cash and cash equivalents	144,217	(11,829)
Cash and cash equivalents at beginning of period	116,601	128,430
Cash and cash equivalents at end of period	$260,818	$116,601